Exhibit 10.34

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD SUBLEASE
MULTI-TENANT

1.                                      Basic Provisions (“Basic Provisions”).

1.1                                 Parties:  This Sublease (“Sublease”), dated for reference purposes only March 4, 2005, is made by and between SeeBeyond Technologies, Inc. (“Sublessor”) and Parsons Energy & Chemicals Group Inc. (“Sublessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)                   Premises:  That certain portion of the Project (as defined below), known as 181 W. HUNTINGTON DRIVE, MONROVIA, CALIFORNIA, consisting of approximately 15,593 rentable square feet “RSF” of contiguous space (“Premises”).  The Premises are located at: 181 W. HUNTINGTON DRIVE, 2ND FLOOR, in the City of MONROVIA, County of LOS ANGELES, State of CALIFORNIA, with zip code 91016.  In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior [ILLEGIBLE], or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project.  The Premises, the building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”

1.2(b)                  Parking: Forty-four (44) unreserved and six (6) reserved vehicle parking spaces Monday - Friday.  Twenty-seven (27) unreserved and six (6) reserved Saturday - Sunday.  Reserved spaces shall include five (5) in the front of the building and one (1) handicap in the rear.  All costs associated with marking of the reserved spaces shall be the sole responsibility of Sublessor.

1.3                                 Term: 0 years and ten (10) months and ten (10) days ~~months~~ commencing March 21, 2005 or upon completion by Master Lessor of all items in the Work Letter (see Paragraphs 11.1 and 2), whichever occurs last (“Commencement Date”) and ending January 31, 2006 (“Expiration Date”). Also see Paragraph 14.

1.4                                 Early Possession: March 12, 2005 (“Early Possession Date”).

1.5                                 Gross Rent ~~Base Rent~~: $27,287.75 ($1.75 per RSF, FSG) per month (“~~Base~~ Gross Rent)”, payable on the first day of each month commencing March 21, 2005.

☐                                    If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6                                 Lessee’s Share of Operating Expenses: N/A percent (N/A %) (“Lessee’s Share”).

1.7                                 Base Rent and Other Monies Paid Upon Execution:

(a)                                  Gross Rent ~~Base Rent~~: $27, 287.75 for the period March 21, 2005 – April 20, 2005.

(b)                                 Security Deposit: $N/A (“Security Deposit”).

(c)                                  Other: $N/A for N/A.

(d)                                 Total Due Upon Execution of this Lease: $27,287.75.

1.8                                 Agreed Use: General office, administrative and any other legally permitted use compatible with first class office building.

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
Initials	Page 1 of 9	Initials

©2001 - American Industrial Real Estate Association	REVISED	FORM SBMT-0-4/01E

1.9                                 Real Estate Brokers:

(a)                                  Representation:  The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                  represents Sublessor exclusively (“Lessor’s Broker”); [ILLEGIBLE]                          represents Sublessee exclusively (“Lessee’s Broker”); or [ILLEGIBLE] Cushman & Wakefield of California, Inc. represents both Sublessor and Sublessee (“Dual Agency”).

(b)                                 Payment to Brokers:  Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.  Sublessor agrees that it will recognize Cushman & Wakefield of California, Inc. as the procuring cause in this transaction and shall pay Broker a full fee based upon a written agreement which will be jointly approved by Sublessor and Broker. ~~(or if there is no such agreement, the sum of                                    or                                % of the total Base Rent for the brokerage services rendered by the Brokers).~~

1.10  Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by N/A (“Guarantor”).

1.11  Attachments.  Attached hereto are the following, all of which constitute a part of this Sublease:

☐       an Addendum consisting of Paragraphs N/A through N/A:

☒       a ~~plot~~ Site plan depicting the ~~Premises and/or~~ Project;

☒       a current set of the Rules and Regulations;

☒       a Work Letter describing the work that is to be completed by the Master Lessor;

☒       a copy of the Master Lease;

☒       other (specify):  Floor Plan depicting the Premises and showing common area corridor that Master Lessor will construct in accordance with all building codes.  Construction of corridor will be completed by March 21, 2005.  A Letter from the Master Lessor regarding the Work Letter and an Inventory of office furniture and fixtures in the Premises.

2.                                       Premises.

2.1  Letting.  Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease.  Unless otherwise provided herein, any increment of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.  Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2  Condition.  Sublessor shall deliver the Premises to Sublessee in “as-is” condition, including but not limited to all work stations and furniture currently located in Premises.  Sublessor shall also clean carpet prior to Sublessee Commencement Date, ~~broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”),~~ and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date.  If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor’s expense.  ~~The warranty periods shall be as follows:  (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements.  If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.~~

2.3  Compliance.  Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed.  Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use.  NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s Intended use, and acknowledges that past uses of the Premises may no longer be allowed.  If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.

2.4  Acknowledgements.  Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act).  and their suitability for Sublessee’s intended use, (b) Sublessee has, with the exception of the items on the attached Work Letter, made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and [ILLEGIBLE] neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.  In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
Initials	Page 2 of 9	Initials

sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5                                 Americans with Disabilities Act.  In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐  Sublessor’s expense  ☒  Sublessee’s expense.

2.6                                 Vehicle Parking.  Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking.  Sublessee shall not use more parking spaces than said number.  Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called “Permitted Size Vehicles.”  Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9.  No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

(a)                                  Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

(b)                                 Sublessee shall not service or store any vehicles in the Common Areas.

(c)                                  If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.7                                 Common Areas - Definition.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8                                 Common Areas - Sublessee’s Rights.  Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.  Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor’s designated agent, which consent may be revoked at any time.  In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.9                                 Common Areas - Rules and Regulations.  Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees.  Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors, and invitees to so abide and conform.  Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10                           Common Areas - Changes.  Sublessor shall have the right, in Sublessor’s sole discretion, from time to time:

(a)                                  To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)                                 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)                                  To add additional buildings and improvements to the Common Areas;

(d)                                 To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(e)                                  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

3.                                       Possession.

3.1  Early Possession.  If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period.  Any such early possession shall not affect the Expiration Date.

3.2  Delay in Commencement.  Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date.  If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

3.4  Sublessee Compliance.  Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance.  Pending delivery of such evidence.  Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Sublessee is required to perform any other conditions prior [ILLEGIBLE] concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
Initials	Page 3 of 9	Initials

4.                                      Rent and Other Charges.

4.1  Rent Defined.  All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”).  Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2  Common Area Operating Expenses.  Sublessee shall pay to during the term hereof, such cost is included in gross rent. ~~In addition to the Base Rent~~, Sublessee’s Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:

(a)                                  “Common Area Operating Expenses” are defined, for purposes of this Sublease, as all costs incurred by Sublessor relating to the operation of the Project, including, but not limited to, the following:

(i)                                     The operation,  repair and maintenance, in neat, clean,  good order and condition,  but not the replacement (see subparagraph (e)), of the following:

(aa)                            The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb)                          Exterior signs and any tenant directories.

(cc)                            Any fire sprinkler systems.

(ii)                                                                                  The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)                               Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv)                                                                              Reserves set aside for maintenance and repair of Common Areas.

(v)                                                                                 Real Property Taxes.

(vi)                                                                              Insurance premiums.

(vii)                           Any deductible portion of an insured loss concerning the Building or the Common Areas.

(b)                                 The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

~~(c)                                  Sublessee’s Share of Common Area Operating Expenses shall be payable by Sublesses within 10 days after a reasonably detailed statement of actual expenses is presented to Sublessee. At Sublessor’s option, however, an amount may be estimated by Sublessor from time to time of Sublessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quartely, as Sublessor shall designate, during each 12 month period of the Sublease term, on the same day as the Base Rent is due hereunder. Sublesor shall deliver to Sublessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Sublessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee’s payments [ILLEGIBLE] or this Paragraph 4.2(c) during the preceding year exceed Sublessee’s Share as indicated on such statement. Sublessor shall credit the amount of such overpayment against Sublessee’s Share of Common Area Operating Expenses next becoming due. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee’s Share as indicated on such statement. Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.~~

4.3  Utilities.    Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon; such cost is included in gross rent.  ~~Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor’s sole judgment. Sublessor determines that Sublesee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increases Sublessee’s Base Rent by an amount equal to such increased costs.~~

~~5.                                       Security Deposit. The right and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master lease (as modified by Paragraph 7.3 of this Sublease).~~

6.                                       Agreed Use.   The Premises shall be used and occupied only for General office, administrative and any other legally permitted use compatible with first class office buildings and for no other purpose.

7.                                       Master Lease.

7.1  Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, wherein S&F HUNTINGTON MILLENNIUM LLC is the lessor, hereinafter the “Master Lessor”.

7.2  This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3  The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease.   Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

7.4  During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor,

/s/ BPF		/s/ ELS
/s/ BJP
Initials	Page 4 of 9	Initials

each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:

N/A

7.5  The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”,  The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the Sublessor’s Remaining Obligations”.

7.6  Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

7.7  Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8  Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8.                                       Assignment of Sublease and Default.

8.1  Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2  Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

8.3  Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4  No Changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.                                       Consent of Master Lessor.

9.1  In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor  [ILLEGIBLE] this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2  In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this, Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3  In the event that Master Lessor does give such consent then:

(a)                                  Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b)                                 The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c)                                  The consent to this Sublease Shall not constitute a consent to any subsequent subletting or assignment.

(d)                                 In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e)                                  Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease-or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f)                                    In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4  The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5  Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6  In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default.   Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.                                 Additional Brokers Commissions.

/s/ BPF		/s/ ELS
/s/ BPF		/s/ BJP
Initials	Page 5 of 9	Initials

10.1  Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.  Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

10.2  Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

10.3  Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

10.4  Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10.  Broker shall be deemed to be a third-party beneficiary of this Paragraph 10.

11.  Representations and Indemnities of Broker Relationships.  The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

12.  Attorney’s fees.  If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13.  No Prior or Other Agreements; Broker Disclaimer.  This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.  Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.  The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

14.  Term.  In addition to Paragraph 1.3 Term, the following shall apply:

Sublessee will notify Sublessor 60 days prior to Lease expiration whether they will need to hold over. Sublessor and Master Lessor will allow Sublessee to holdover for 60 days at the current Lease rate of $1.75 per square foot. After that Sublessee will be responsible for assuming the holdover provision of Master Lease.

Sublessee must provide Sublessor with 10 business days at the end of their term to breakdown and move the existing furniture systems.  Sublessee may also elect to purchase the furniture systems from Sublessor.

Sublessor will not be responsible for any holder or extension of term by Sublessee.

Should Sublessee need to extend the Lease beyond the Master Lease term they may rent the furniture system at $10.00 per station/office furniture per month or purchase them at $625.00 per unit, but in either case Sublessee shall be responsible for the moving cost of system if they elect to remain beyond January 31, 2006.

15.  Right to Sublease/Assign.  Sublessee shall have the right to sub-lease all or a portion of the Premises without the consent

/s/ BPF		/s/ ELS
/s/ BPF		/s/ BJP
Initials	Page 6 of 9	Initials

of Sublessor to any subsidiary or affiliate of Sublessee.  Sublessor shall have the right to reasonably review any assignment or sublease to any non-affiliate.  Said review to take no more than five (5) days.  If Sublessor does not show due cause for rejecting assignee/sublessee with five (5) days, the assignment/sublease will have been deemed approved.

Sublessee will have the right to assign/sublease to other sub-tenants.  Sublessee will retain the right to any profits associated with assignment/sublease of the space.

16. Directory Board.  Sublessee shall have the exclusive right to include the name of the firm on the Building directory board in the main building lobby.

17. As a condition of the Parties entering into this Sublease, Master Lesssor has agreed to accomplish the items in the attached Work Letter by March 21, 2005.  That agreement is confirmed by the attached letter from the Master Lessor.  Notwithstanding that the Master Lessor will be accomplishing the Work Items, it is the responsibility of the Sublessor that such Work Items be completed by March 21, 2005.  Any delay by Master Lessor in completing the Work Letter items shall be considered a Delay in Possession under the provisions of Clause 3.3 of the Master Lease as such Clause is applicable to the Parties to this Sublease.

18. Sublessee’s personnel shall have access to the Building and the Premises at all times, 24 hours per day and seven days per week.  The South and North doors to the reception area of the Building, as well as the West and East doors to the Building, shall be unlocked during the normal operating hours for the Building (7:30 A.M. to 6:30 P.M.) Monday through Friday.  Saturday and Sundays, Holidays and hours other than normal operating hours for the Building, the Building will remain locked, and Sublessee’s personnel shall enter the Building, using their personal access cards furnished and maintained by Master Lessor, through either the North, South, East or West exterior doors.  Master Lessor will assume all cost associated with connecting East door to the North, South and West door system.  There is a $5.00 deposit for each access card issued which will be the responsibility of the Sublessee.  Master Lessor shall bill Sublessee for cards issued and Sublessee agrees to pay Master Lessor directly for the cards.

19. Sublessee’s personnel shall enter the Sublessee’s separate Premises using personal card keys furnished by Sublessee.

20. The HVAC system for Sublessee’s Premises shall have its own controls separate from the remainder of the building, sublessee may operate the HVAC system for the Premises at any time, including weekend and Holidays.

ATTENTION:                    NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.  RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING:  IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

/s/ BPF		/s/ ELS
/s/ BPF		/s/ BJP
Initials	Page 7 of 9	Initials

Executed at:		Executed at:	Arcadia, CA
on:		on:	04 March 2005

SUBLESSOR:		By SUBLESSEE:
SeeBeyond Technologies, Inc.		Parsons Energy & Chemicals Group Inc.

By:	/s/ BARRY PLAGA	By:
Name Printed:	Barry Plaga	Name Printed:
Title:	EVP & CFO	Title:

By:		By:	/s/ EDWARD L. STRINGHAM
Name Printed:		Name Printed:	Edward L. Stringham
Title:		Title:	Senior Vice President
Address:		Address:	125 W Huntington Dr
Arcadia, CA 91007
Telephone/Facsimile:		Telephone/Facsimile:	626-194-3586
Federal ID No.		Federal ID No.	94-2624994

BROKER:		BROKER:
Cushman & Wakefield

Attn:		Attn:	Kinden E. Mitchell
Title:		Title:
Address:		Address:	601 S. Figueroa Street
Los Angeles, CA 90017-5752
Telephone/Facsimile:		Telephone/Facsimile:	213-629-6564/213-955-6426
Federal ID No.		Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:	181 Huntington Dr.	Executed at:
on:	Monrovia, March 5, 2005	on:

By MASTER LESSOR:		By GUARANTOR(S):
S&F Huntington Millennium LLC
By:
Name Printed:
By:	/s/ BLAINE P. FETTER	Address:
Name Printed:	Blaine P. Fetter
Title:
By:
By:		Name Printed:
Name Printed:		Address:
Title:
Address:	602 E. Huntington Drive, Ste. D
Monrovia, CA 91016
Telephone/Facsimile:	626-305-5530
Federal ID No.

/s/ ELS
/s/ BJP
Initials	Page 8 of 9	Initials

NOTE:  These forms are often modified to meet changing requirements of law and needs of the industry.  Always write or call to make sure you are utilizing the most current form:  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So.  Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

/s/ BPF		/s/ ELS
/s/ BJP
Initials	Page 9 of 9	Initials

STANDARD OFFICE LEASE

SITE PLAN

“[MAP]”

/s/ ELS
/s/ BPF	/s/ BJP
Initials	Initials

© 1999 - American Industrial Real Estate Association	FORM OFG-1-9/99E

RULES AND REGULATIONS FOR

STANDARD OFFICE LEASE

Dated: February 24, 2005

By and Between SeeBeyond Technologies, Inc. (Sublessor) and Parsons (Sublessee)

GENERAL RULES

1.                                       Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.                                       Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.

3.                                       Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

4.                                       Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.                                       Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.                                       Lessee shall not alter any lock or install new or additional locks or bolts.

7.                                       Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities.  No foreign substances of any kind are to be inserted therein.

8.                                       Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.

9.                                       Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the project.

10.                                 Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor.  Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11.                                 Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12.                                 Lessor reserves the right to close and lock the Building on Saturdays, Sundays and Building Holidays, and on other days between the hours of 6:30 P.M. and 7:30 A.M. of the following day.  If Lessee uses the Premises during such periods.  Lessee shall be responsible for completely locking any doors it may have opened for entry.  (Sublessee shall have 24/7 access to building)

13.                                 Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14.                                 No window coverings, shades or awnings shall be installed or used by Lessee.

15.                                 No Lessee, employee or invitee shall go upon the roof of the Building.

16.                                 Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17.                                 Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18.                                 Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor’s written consent.

19.                                 The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

20.                                 Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21.                                 Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22.                                 Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23.                                 Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants.  Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1.                                       Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2.                                       Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.                                       Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges.  Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4.                                       Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5.                                       Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6.                                       Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7.                                       Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8.                                       Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9.                                       The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10.                                 Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and

/s/ ELS
/s/ BPF		/s/ BJP
Initials	Page 1 of 2	Initials

agreements.

11.                                 Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12.                                 Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

/s/ ELS
/s/ BPF		/s/ BJP
Initials	Page 2 of 2	Initials

Samuelson & Fetter LLC

Private Developers. Strategic Partners.

March 4, 2005

Parsons Energy & Chemicals Group Inc.

RE:	Agreement to construct improvements at 181 W. Huntington Drive, Monrovia, California
Reference sublease by and between SeeBeyond Technologies, Inc. and Parsons Corp. dated March 4, 2005

This letter is to memorialize an agreement between S&F Huntington Millennium LLC (Lessor) and Parsons Energy & Chemicals Group Inc. (sublessee) to construct a corridor on the east end of the second floor of the above captioned building and make other improvements described in the attached Work Letter.

Lessor commits to have plans prepared by Richard Chan Architects Exhibit “1”.

Lessor will act as owner-builder to construct the corridor system and other improvements as described in Exhibit “1”.

Lessor will employ all necessary subcontractors to substantially complete the area in a workmanlike manner by March 21, of 2005.

Cost of construction will be at the Lessor’s expense.

The “finish” of the space will match or be similar to the existing corridor on the same floor, west side.

The schedule, Exhibit “2”, is attached and delineates the plan for construction and completion of said corridor.

Regards,

/s/ Blaine P. Fetter
Blaine P. Fetter

BPF/mm

Enclosures.

[SEAL] BPF	602 East Huntington Drive Suite D Monrovia, California 91016 T 626 3055530 [ILLEGIBLE]	[SEAL] ELS
BJP

WORK LETTER

1.                                       1 Ton Soleus is designated server room.

2.                                       V.C.T. to replace carpet in designated server room.

3.                                       Three (3), 20 Amp dedicated circuits providing 117 Volts of power of designated server room.

4.                                       Install 1 coffee sink in designated breakroom.

[SEAL] BPF	[SEAL] ELS
BJP